UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2006

THE PRINCETON REVIEW, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-32469	22-3727603
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2315 Broadway
New York, New York  10024
 (Address of principal executive offices)

(212) 874-8282
(Registrant’s telephone number,  including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement.

          On May 25, 2006, The Princeton Review, Inc. (the “Company”) entered into a First Amendment to Credit Agreement (the “First Amendment”), by and among the Company, Princeton Review Operations, L.L.C., a wholly owned subsidiary of the Company (“Operations”), the lenders party thereto and Golub Capital Incorporated (“Golub”), as Administrative Agent.  The First Amendment amended certain terms of a revolving credit facility (the “Credit Facility”) that the Company established with Golub pursuant to the Credit Agreement, dated as of April 10, 2006, by and among the Company, Operations, the lenders party thereto and Golub (the “Credit Agreement”).

          The First Amendment increased the amount available to the Company under the Credit Facility from a maximum of $6.0 million to $10.0 million for the purpose of financing the redemption of certain shares of preferred stock held by Fletcher International, Ltd. and to fund the Company’s working capital needs. The term of the Credit Facility remained unchanged at five years from the date of the original Credit Agreement.  Operations continues to guarantee the Company’s obligations under the Credit Agreement.

          The First Amendment increased the annual interest rate of the Credit Facility. Outstanding amounts under the Credit Facility bear interest at rates based on either (A) 195 basis point over the greater of the prime rate and the Federal Funds Rate plus 50 basis points (up from the prior 145 basis points) or (B) 400 basis points over the London Interbank Offered Rate (“LIBOR”) (up from the prior 350 basis points), at the Company’s election and in accordance with the terms of the Credit Agreement.

          The line of credit continues to be secured by a first priority lien on all of the Company’s and Operation’s assets, as well as by a pledge by the Company of its equity interests in Operations and The Princeton Review Canada, Inc.  The Security Agreement and Pledge Agreement entered into at the time of the original Credit Agreement were not modified by the First Amendment.

          The First Amendment did not materially alter the existing affirmative or negative covenants contained in the Credit Agreement.

          A copy of the First Amendment is filed herewith as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

          The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(c)          Exhibits.

              10.1     First Amendment to Credit Agreement, dated May 25, 2006, by and among The Princeton Review, Inc., Princeton Review Operations, L.L.C., lenders who become signatory from time to time, and Golub Capital Incorporated.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 31, 2006

THE PRINCETON REVIEW, INC.

By	/s/ Andrew J. Bonanni

Name:	Andrew J. Bonanni
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1

First Amendment to Credit Agreement, dated May 25, 2006, by and among The Princeton Review, Inc., Princeton Review Operations, L.L.C., the lenders party thereto and Golub Capital Incorporated, as Administrative Agent.